UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 30, 2017

APPCOIN INNOVATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Indiana Court, Venice Beach, CA  90291
 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 310.658.4413

Not Applicable.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 30, 2017, we entered into private placement subscription agreements, whereby we issued unsecured convertible notes (each “Note”) to two subscribers in the aggregate principal amount of $325,000 and agreed to pay interest on the balance of the principal amount at the rate of 10.0% per annum. The principal amount of the Notes and the interest is payable in full on October 30, 2020.

The principal amount, plus any interest accrued thereon, may be converted into shares of common stock of our company at a conversion price of $0.10 per share.

The foregoing description of the subscription agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, form of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 3.02  Unregistered Sales of Equity Securities.

On October 30, 2017, we issued the Notes to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

On October 30, 2017, we issued an aggregate of 5,600,000 shares of common stock to 35 subscribers for total consideration of $560,000.  Of the 5,600,000 shares of our common stock we issued: (i) 1,150,000 shares pursuant to the exemption from registration under the Act provided by Section 4(2), Section 4(6) and/or Rule 506 of Regulation D promulgated under the 1933 Act to 5 investors who were “accredited investors” within the respective meanings ascribed to that term in Regulation D promulgated under the Act; and (ii) 4,450,000 shares to 30 non U.S. persons (as that term is defined in Regulation S of the Act) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Private Placement Subscription Agreement for Convertible Debentures.

10.2 Form of Unsecured Convertible Note.

10.3 Form of Private Placement Subscription Agreement for Common Stock Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPCOIN INNOVATIONS INC.

/s/ Bruce Elliott
Bruce Elliott
President

October 31, 2017

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